LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                            MAIN PLACE HOLDINGS, LLC

The undersigned (the "Initial Member") does hereby enter into this Limited Liability Company Agreement of Main Place Holdings, LLC, a Delaware limited liability company (the "Company"), effective this 15th day of October, 1998.


                                    ARTICLE I
                                     OFFICE

The principal place of business of the Company is 100 North Tryon Street, Charlotte, North Carolina 28255. The Company may have such offices as the members may designate or as the business of the Company may require. The registered office of the Company is located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.


                                   ARTICLE II
                                     PURPOSE

The purposes of the Company shall be to conduct any lawful business purpose or activity with the exception of the business of granting policies of insurance, or assuming insurance risks or banking as defined in Section 126 of Title 8 of the Delaware Code Annotated. The Company shall have the power to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of such purposes, and for the protection and benefit of its business.


                                   ARTICLE III
                             DURATION OF THE COMPANY

The Company shall commence upon the filing of its Certificate of Formation with the Secretary of State of Delaware and shall continue for a term of twenty (20) years unless (a) extended by the Manager, (b) sooner dissolved by the Manager or
(c) dissolved by a statutory event of dissolution. The right to continue after the stated term or after statutory event of dissolution is reserved and may be exercised by the remaining members(s).


                                   ARTICLE IV
                                   MANAGEMENT

The management, control and operation of the Company shall be vested exclusively in its Manager. The Initial Member is hereby designated as the Manager. The Manager shall have the exclusive power on behalf and in the name of the Company, including without limitation to appoint officers of the Company, to carry out any and all of the purposes of the Company and to perform all of the acts and enter into and perform all of the contracts and other undertakings that it may deem necessary or advisable or incidental thereto. The initial officers of the Company are as follows:

               John E. Mack              President and Treasurer
               Gary S. Williams          Senior Vice President/Tax Officer
               Johnny E. Graves          Vice President/Assistant Treasurer
               Mary-Ann Lucas            Secretary


                                    ARTICLE V
                              CAPITAL CONTRIBUTIONS

The Initial Member hereby agrees to make an initial contribution of capital to the Company in the amount of one thousand dollars ($1,000). Additional capital contributions may be received at such times and in such amounts as may be determined and permitted by the Manager.


                                   ARTICLE VI
                            ADMISSION OF NEW MEMBERS

Any other person who acquires an interest in the Company, whether directly from the Company or by assignment, shall thereafter be admitted to membership by the Manager. As a condition to membership, a new owner shall execute a document in which such owner affirms and accepts all the terms, conditions and provisions of this Operating Agreement and agrees to be bound to the same. A "person" shall include any individual, corporation, partnership, association, trust, institution or other entity or organization.


                                   ARTICLE VII
                          DISTRIBUTIONS AND ALLOCATIONS

The members shall share in all post-formation profits and surplus of the Company according to their respective interests as represented by the shares (or as herein otherwise provided). The members agree for themselves and their successors, assigns and heirs, that their participation is considered a long-term investment, and that any return of capital prior to the termination and winding up of the Company is in the dole discretion of the Manager. Prior to dissolution, and at least annually, as income has been received by the Company, the Manager shall determine funds available for distribution.


                                  ARTICLE VIII
                                  RESTRICTIONS

No member, without the written authorization of the Manager, shall (i) endorse any note or act as an accommodation party, or otherwise become surety for any person in any transaction involving the Company; (ii) on behalf of the Company borrow or lend money, or make, deliver or accept any commercial paper, or execute any mortgage, security agreement, bond, or lease, or purchase or contract to purchase, or sell or contract to sell any property for or of the Company, or do any act detrimental to the best interests of the Company, or which would make it impossible to carry on the ordinary purpose of the Company. Each member shall be reimbursed by the Company for all expenses incurred on behalf of the Company.


                                   ARTICLE IX
                                     BANKING

All funds of the Company shall be deposited in its name in such bank account or accounts as shall be designated by the Manager. All withdrawals therefrom are to be made upon the authority of such person or persons as may be authorized by the Manager from time to time.


                                    ARTICLE X
                                      BOOKS

The Company books shall be maintained at the offices of Main Place Holdings, LLC and each member shall have access thereto. The fiscal year of the Company shall be the calendar year, and the books shall be closed and balanced at the end of each fiscal year. The Company will furnish annual financial statements to the members, and prepare tax returns as required in a timely manner.


                                   ARTICLE XI
                            EXECUTION OF INSTRUMENTS

All agreements, indentures, mortgages, deeds, conveyances, transfers, contracts, checks, notes, drafts, loan documents, letters of credit, master agreements, swap agreements, guarantees, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, attested, delivered or accepted on behalf of the Company by the President, any Senior Vice President, any Vice President, or any individual who is appointed by the Manager to a position equal to any of the aforementioned officer positions, or such other officers, employees or agents as the members of any of such designated officers or individuals may direct. The provisions of this Article are supplementary to any other provision of this Agreement and shall not be construed to authorize execution of instruments otherwise dictated by law.


                                   ARTICLE XII
                              VOLUNTARY TERMINATION

The Company may be dissolved at any time by resolution passed by the Manager, in which event the members shall proceed with reasonable promptness to liquidate the Company. The assets of the Company shall be distributed in the following order:

         1. To pay or provide for the payment of all Company liabilities other than members, and liquidating expenses and obligations;

         2. To pay debts owing to members other than for capital and profits;

         3. To pay the remaining funds to the members in proportion to their share ownership.


                                  ARTICLE XIII
                                  CONTINUATION

Upon the occurrence of a statutory event of termination, the remaining owners of the Company have the right to continue the Company by a majority in interest voted unless a higher vote is required by the state statute or by the IRS classification regulations allowing avoidance of the corporate characteristic of continuity of interest.


                                   ARTICLE XIV
                                    AMENDMENT

This Agreement is a written contract of the members of the Company. Amendments must be written and executed by all members.


                                   ARTICLE XV
                           VIOLATION OF THIS AGREEMENT

Any member who shall violate any of the terms, conditions, and provisions of this agreement shall keep and save harmless the Company property and shall also indemnify the other then members from any and all claims, demands and actions of every kind and nature whatsoever which may arise out of or by reason of such violation of any of the terms and conditions of this agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand effective as of the day first above written.

                                            NATIONSBANK, N.A.
                                            Member


                                            By: /s/ John E. Mack
                                               --------------------
                                               John E. Mack
                                               Senior Vice President